Life Series Funds

Exhibit 77Q1 (e)  December 31, 2015

The Amended and Restated Schedule A to the Investment Advisory Agreement between The First Investors Life Series Funds and First Investors Management Company, Inc. was filed as part of the registration statement for the Balanced Income Fund which was filed with the Securities and Exchange Commission via EDGAR in the Life Series Funds' registration statement filing pursuant to Rule 485(b) on April 28, 2015
(Accession No.  0000898432-15-000536),
which is hereby incorporated by reference as part of the response to Item 77Q1 of Form N-SAR.